Exhibit 10.4


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
United Retail Group, Inc. and the
Plan Administrator of the United
Retail Group Retirement Savings Plan:


     We have audited the accompanying statements of net assets available for benefits of the United Retail Group Retirement Savings Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of investments held for investment purposes is presented for the purpose of additional analysis and are not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                             /s/Ary, Earman and Roepcke

Columbus, Ohio,
February 24, 2000.





                UNITED RETAIL GROUP RETIREMENT SAVINGS PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                         DECEMBER 31, 1999 AND 1998


                                             1999              1998
                                         -----------       ----------
ASSETS:

Investments                              $10,210,215       $8,645,645
Cash                                            -               1,888
                                         -----------       ----------

   Total assets                           10,210,215        8,647,533
                                         -----------       ----------

LIABILITIES:

Due to brokers                                  -               1,883
Administrative fees payable                    5,117            5,732
                                         -----------       ----------

   Total liabilities                           5,117            7,615
                                         -----------       ----------

NET ASSETS AVAILABLE FOR BENEFITS        $10,205,098       $8,639,918
                                         ===========       ==========


 The accompanying notes are an integral part of these financial statements.






         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                   1999            1998
                                              -----------       ----------
ADDITIONS:

Investment Income:
  Net appreciation in fair
    value of investments                      $ 1,073,917       $  738,400
  Mutual fund earnings                            309,155          431,962
  Interest                                         28,314           26,503
  Dividends                                           117              216
                                              -----------       ----------

      Total investment income                   1,411,503        1,197,081
                                              -----------       ----------

Contributions:
  Employer                                        194,225          170,685
  Participants                                    823,968          847,441
                                              -----------       ----------

      Total contributions                       1,018,193        1,018,126
                                              -----------       ----------

      Total additions                           2,429,696        2,215,207
                                              -----------       ----------

DEDUCTIONS:

  Distributions to participants                   832,784          849,836
  Administrative expenses                          31,732           33,798
                                              -----------       ----------

      Total deductions                            864,516          883,634
                                              -----------       ----------

      Net increase                              1,565,180        1,331,573

Net assets available for plan benefits:
  Beginning of year                             8,639,918        7,308,345
                                              -----------       ----------

  End of year                                 $10,205,098       $8,639,918
                                              ===========       ==========


 The accompanying notes are an integral part of these financial statements.




                       NOTES TO FINANCIAL STATEMENTS


(1)   DESCRIPTION OF THE PLAN

      General
      -------
      The United Retail Group Retirement Savings Plan (the "Plan") is a defined contribution plan covering certain employees of United Retail Group, Inc. and its affiliates (the "Employer") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employer, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan.

      The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

      Amendments
      ----------
      Effective January 1, 1998, the Plan was amended to increase the maximum allowable percentage as noted under "Contributions" below.

      Contributions
      -------------
      Employer Contributions:

      The Employer may provide a 50% matching contribution on the first 3% of a participant's voluntary contributions.

      Participant Voluntary Contribution:

      A participant may elect to make a voluntary tax-deferred contribution of 1% to 15% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($10,000 at December 31, 1999). Prior to January 1, 1998 a voluntary tax-deferred contribution up to only 12% was allowed. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1999, was $160,000. This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

      Vesting
      -------
      A participant is fully and immediately vested for voluntary and rollover contributions and is credited with a year of vesting service in the Employer's contributions for each Plan year that they are credited with at least 500 hours of service. A summary of vesting percentages in the Employer's contributions follows:

           Years of Vesting Service                     Percentage
           ------------------------                     ----------
              Less than 3 years                             0%
              3 years                                      20
              4 years                                      40
              5 years                                      60
              6 years                                      80
              7 years                                     100


      Payment of Benefits
      -------------------
      The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason, participants' accounts, to the extent vested, become payable. Participants will receive any benefit to which they are entitled in the form of, (1) lump-sum cash distribution, with those participants holding more than 100 shares of Employer Securities receiving shares for the portion of their account invested in Employer Securities, (2) if eligible a payment directly to an eligible retirement plan specified by the Participant or (3) if the account balance is greater than $5,000 and the Participant has attained age 70-1/2, cash installments over a period not extending beyond the life expectancy of the Participant or the joint and last survivor life expectancies of the Participant and a designated Beneficiary. Those participants with vested account balances more than $5,000 have the option of leaving their accounts invested in the Plan until age 70-1/2.

      Participants may make in-service withdrawals of their deferrals if they have obtained the age of 59-1/2 and all vested amounts if they have obtained the age of 65, based on the terms of the plan.

      Participant Loans
      -----------------
      Participants are permitted to borrow from their account the lesser of $50,000 or 50% of the vested balance of their account for a term of not more than five years with repayment made from payroll deductions. All loans become due and payable in full upon a participant's termination of employment with the Employer. The borrowing constitutes a separate earmarked investment of the participant's account. Interest on the borrowing is based on a formula using the published prime rate on the date of application.

      Amounts Allocated to Participants Withdrawn from the Plan
      ---------------------------------------------------------
      The vested portion of net assets available for plan benefits allocated to participants withdrawn from the Plan as of December 31, 1999 and 1998, is $16,404 and $3,906, respectively.

      Forfeitures
      -----------
      Forfeitures are used to reduce the Employer's required contributions. The Employers utilized $27,828 and $51,092 in forfeitures for 1999 and 1998, respectively.

      Expenses
      --------
      Brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Plan's assets will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. Administrative expenses of the Plan will be allocated to participants' accounts, unless the Employer elects to pay any or all of such costs.

      Tax Determination
      -----------------
      The Plan obtained its latest determination letter on February 23, 1998, in which the Internal Revenue Service stated that the Plan, as amended and restated January 1, 1997, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.

(2)   SUMMARY OF ACCOUNTING POLICIES

      Estimates
      ---------
      The Plan prepares its financial statements in conformity with generally accepted accounting principles, which requires management to make estimates and assumptions which affect the reported amounts of net assets available for plan benefits at the date of the financial statements and the changes in net assets available for plan benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      Basis of Presentation
      ---------------------
      The Plan's financial statements have been prepared on the accrual basis of accounting.

      Income Recognition
      ------------------
      Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

      Investment Valuation
      --------------------
      Mutual funds are stated at fair value as determined by quoted market prices, which represents the net asset value of shares held by the Plan at year end. Common stock is valued as determined by quoted market price.

      Net Appreciation in Fair Value of Investments
      ---------------------------------------------
      Net realized and unrealized gains and losses is recorded in the accompanying statement of changes in net assets available for benefits as net appreciation or depreciation in fair value of investments.

      Brokerage fees are added to the acquisition costs of assets purchased and subtracted from the proceeds of assets sold.

      Benefit Payments
      ----------------
      Benefits are recorded when paid.

      Reclassification of Prior Year Information
      ------------------------------------------
      Certain prior year information has been reclassified to conform with current year presentation.

(3)   INVESTMENTS

      The Plan's investments are held by Scudder Trust Company, a subsidiary of Scudder Kemper Investments, Inc., manager of certain mutual funds in which the Plan invests. The following table presents balances for 1999 and 1998 for the Plan's current investment options. Investments that represent 5 percent or more of the Plan's net assets are separately identified.


                                                           1999         1998
                                                      -----------   ----------
      Investments at Fair Value as Determined by
         Quoted Market Price:
         Common Stock:
            United Retail Group, Inc.                 $   573,977   $  948,967
            Other                                          59,319        7,062
         Shares of Registered Investment Companies:
            Scudder Balanced Fund                       2,255,340    2,003,077
            Scudder Growth and Income Fund              2,207,603    2,023,589
            Scudder U.S. Treasury Fund                  2,091,751           -
            Scudder 21st Century Fund                   1,618,844           -
            Scudder International Fund                    668,218           -
            Scudder Cash Investment Trust                     463    2,008,561
            Franklin Small Cap Growth Fund - Class A           -       705,645
            Other                                         336,321      612,706
      Investments at Estimated Fair Value:
         Participant Loans                                398,379      336,038
                                                      -----------   ----------
                                                      $10,210,215   $8,645,645
                                                      ===========   ==========

      The Plan's investments (including investments bought, sold, and held during the year) appreciation (depreciated) in value for the years ended December 31, 1999 and 1998, is set forth below:


                                                         1999           1998
                                                      ----------     ---------
      Investments at Fair Value as Determined
         by Quoted Market Price:
         Shares of Registered
            Investment Companies                      $1,256,231     $ 206,740
         Common Stock                                   (182,314)      531,660
                                                      ----------     ---------
                                                      $1,073,917     $ 738,400
                                                      ==========     =========

      The Plan allows participants to direct the investment of their contributions and the related Employer's matching contributions among several investment funds. As of December 31, 1999 and 1998, the Plan provided the following investment funds that the participant had to select from:

      Scudder U.S. Treasury Money Fund: Invests primarily in short-term U.S. treasury obligations and repurchase agreements, seeking to minimize credit risk and generate current income. This fund option was not available to participants until 1999.

      Scudder Cash Investment Trust: Invests primarily in Treasury Bills, certificates of deposit from U.S. banks, and commercial paper, seeking current income and principal stability. This fund option was eliminated to participants during 1999.

      Scudder Short Term Bond Fund: Invests primarily in high-quality short-term U.S. government and high-quality corporate bonds, seeking higher than money market yields with capital preservation. This investment option was not available to participants until 1999.

      Scudder Balanced Fund: Invests in a diversified portfolio of stocks of larger, seasoned companies and high-grade bonds, seeking a balance of growth and current income as well as long-term preservation of capital.

      Scudder Growth and Income Fund: Invests primarily in common stocks, preferred stocks, and securities convertible into common stocks, seeking long-term growth of capital while paying current dividends.

      Scudder S&P 500 Index Fund: Invests primarily all of its assets in the Scudder Equity Index Portfolio, which has the same investment objective as the fund, by investing in a diversified stock portfolio of the companies that comprise the S&P 500 Index, seeking long-term growth of capital through broad diversification. This investment option was not available to participants until 1999.

      Scudder International Fund: Invests primarily in foreign stocks of established companies, seeking long-term growth of capital primarily through international diversification. This investment option was not available to participants until 1999.

      Warburg Pincus International Equity Fund: Invests primarily in a broadly diversified portfolio of equity securities of companies that have their principal business activities and interest outside the U.S., seeking long-term growth of capital. This investment option was eliminated to participants during 1999.

      Janus Overseas Fund: Invests primarily in foreign equity and debt securities of issuers from at least five different countries, excluding the United States, seeking long-term growth of capital. This investment option was made available and eliminated to participants during 1999.

      Scudder Large Company Value Fund: Invests primarily in common stocks in all sectors of the stock market, seeking maximized long-term growth of capital. This investment option was not available to participants until 1999.

      Scudder 21st Century Growth Fund: Invests primarily in small U.S. companies, seeking long-term growth of capital. This investment option was not available to participants until 1999.

      Franklin Templeton Small Cap Growth Fund: Invests primarily in common stocks of small-capitalization companies, seeking long-term growth of capital. This investment option was eliminated to participants during 1999.

      United Retail Group Stock Fund: Seeks to achieve long-term capital appreciation by investing in the common stock of United Retail Group, Inc.

      Self-Directed Brokerage Account: Allowing the participant to invest in securities not offered otherwise.

(4)   PLAN ADMINISTRATION

      The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employer.

(5)   PLAN TERMINATION

      Although the Employer has not expressed any intent, the Employer has the right under the Plan to discontinue their contributions at any time. United Retail Group, Inc. has the right at any time, by action of its Board of Directors, to terminate the Plan subject to the provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.

(6)   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

      The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                      1999           1998
                                                  -----------    -----------
      Net assets available for benefits per
         the financial statements                 $10,205,098    $ 8,639,918
      Amounts allocated to withdrawing
         participants                                 (16,404)        (3,906)
      Amounts relating to deemed participant
         loans not yet distributable                   (6,577)          -
                                                  -----------    -----------
      Net assets Available for benefits per
         Form 5500                                $10,182,117    $ 8,636,012
                                                  ===========    ===========

      The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:

                                                  1999
                                                ---------
      Benefits paid to participants per
         the financial statements               $832,784
      Amounts allocated to withdrawing
         participants at:
            December 31, 1999                     16,404
            December 31, 1998                     (3,906)
                                                --------
      Benefits paid to participants per
         Form 5500                              $845,282
                                                ========

      Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

                                                 1999
                                               -------
      Deemed distributions of participant
         loans per the financial statements     $   -
      Deemed distributions of participant
         loans for which no distributable
         event has occurred                      6,877
                                                ------
      Deemed distributions of participant
         loans per Form 5500                    $6,877
                                                ======


      Defaulted loans to participants which by the terms of the plan can not be distributed are reported as an investment for financial statement, but are recorded on the Form 5500 as a deemed distribution.



                                                                 SCHEDULE I


                UNITED RETAIL GROUP RETIREMENT SAVINGS PLAN
                       EIN #51-0303670    PLAN #003
        SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                             DECEMBER 31, 1999


(a)            (b)                        (c)                  (d)          (e)

                                    Description of
                                 investment including
        Identity of issue,       maturity date, rate
       borrower, lessor, or     of interest, collateral,                  Current
           similar party         par or maturity value         Cost        value
       --------------------     ------------------------    ----------   ----------
  *    United Retail Group,     69,573 shares of common      $  576,302  $  573,977
       Inc.                     stock of United Retail
                                Group, Inc., par value
                                $0.001

  *    Scudder Kemper           2,091,750.780 shares of       2,091,751   2,091,751
       Investments, Inc.        Scudder U.S. Treasury Money
                                Fund, $1.00 net asset
                                value, 7 day annualized
                                yield of 4.79%

  *    Scudder Kemper           463.000 shares of Scudder           463         463
       Investments, Inc.        Cash Investment Trust,
                                $1.00 net asset value, 7
                                day annualized yield of
                                5.29%

  *    Scudder Kemper           561.439 shares of Scudder         5,928       5,861
       Investments, Inc.        Short Term Bond Fund,
                                $10.44 net asset value

  *    Scudder Kemper           106,635.478 shares of         1,750,537   2,255,340
       Investments, Inc.        Scudder Balanced Fund,
                                $21.15 net asset value

  *    Scudder Kemper           82,712.720 shares of          2,117,993   2,207,603
       Investments, Inc.        Scudder Growth and Income
                                Fund, $26.69 net asset value

  *    Scudder Kemper           133.048 shares of Scudder         2,566       2,608
       Investments, Inc.        S&P 500 Index Fund, $19.60
                                net asset value

  *    Scudder Kemper           9,446.109 shares of Scudder     622,336     668,218
       Investments, Inc.        International Fund, $70.74
                                net asset value

* Represents a party in interest



                                                                  SCHEDULE I


                UNITED RETAIL GROUP RETIREMENT SAVINGS PLAN
                        EIN #51-0303670   PLAN #003
        SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                             DECEMBER 31, 1999

(a)             (b)                        (c)                  (d)         (e)

                                    Description of
                                 investment including
        Identity of issue,        maturity date, rate
       borrower, lessor, or     of interest, collateral,                  Current
         similar party           par or maturity value          Cost       value
       --------------------     -------------------------     --------    ---------
  *    Scudder Kemper           16.159 shares of Scudder            453         435
       Investments, Inc.        Large Company Value Fund,
                                $26.91 net asset value

  *    Scudder Kemper           55,137.739 shares of          1,434,786   1,618,844
       Investments, Inc.        Scudder 21st Century Growth
                                Fund, $29.36 net asset value

       State Street             304,074.130 shares of Seven     304,074     304,074
                                Seas Money Market Fund,
                                $1.00 net asset value, 7
                                day average net yield of
                                5.25%

       Philip Morris, Inc.      132 shares of common stock        5,995       3,036
                                of Philip Morris, Inc., par
                                value $0.33 1/3

       American Online, Inc.    160 shares of common stock       10,114      12,140
                                of American Online, Inc.,
                                par value $0.01

       American Express         80 shares of common stock         9,784      13,300
       Company                  of American Express
                                Company, par value $0.60

       Walt Disney Company      300 shares of common stock        9,983       8,775
                                of Walt Disney Company, par
                                value $0.01

       Microsoft Corporation    110 shares of common stock        9,872      12,843
                                of Microsoft Corp., par
                                value $0.0000125

* Represents a party in interest




                                                                 SCHEDULE I

                     UNITED RETAIL GROUP RETIREMENT SAVINGS PLAN
                             EIN #51-0303670   PLAN #003
             SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                                  DECEMBER 31, 1999

(a)            (b)                        (c)                    (d)         (e)

                                     Description of
                                  investment including
        Identity of issue,        maturity date, rate
       borrower, lessor, or     of interest, collateral,                     Current
           similar party         par or maturity value            Cost        value
       -------------------      -------------------------      --------     --------
       Restoration Hardware,    400 shares of common stock        5,893       2,725
       Inc.                     of Restoration Hardware,
                                Inc., par value $0.01

       Fidelity Investments     464.901 shares of Fidelity       10,984      16,986
                                Advisor Technology Class T
                                Fund, $36.54 net asset value

       WWW Advisors, Inc.       151.442 shares of WWW             6,250       6,356
                                Internet Fund, $41.97 net
                                asset value

       Mortgage.Com, Inc.       200 shares of common stock        1,575       1,163
                                of Mortgage.Com, Inc., par
                                value $0.01

       Networks Associates,     200 shares of common stock        5,459       5,338
       Inc.                     of Networks Associates,
                                Inc., par value $0.001

       Participant loans        Interest from 7.50% - 9.25%        -        391,802